Exhibit 99.1

Richard L. Bready, Chairman and CEO
Edward J. Cooney, Vice President and Treasurer
(401) 751-1600

IMMEDIATE

NORTEK REPORTS
2006 SALES AND OPERATING EARNINGS

PROVIDENCE, RI, April 2, 2007—Nortek, Inc. (“Nortek”), a leading diversified manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products, today announced 2006 financial results. In light of the filing by NTK Holdings, Inc., the parent company of Nortek Holdings, Inc. and Nortek, of a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock, Nortek will not be holding a conference call to discuss 2006 financial results.

Key financial highlights from continuing operations for 2006 included:

•	Net sales of $2,218 million, an increase of 13.2 percent, compared to the $1,959 million recorded in 2005.

•
Operating earnings of $267.0 million, compared to $237.2 million in 2005. Operating earnings for 2006 includes $16.5 million, net other income as described in Note B to the Unaudited Condensed Consolidated Summary of Operations.

•	Depreciation and amortization expense of $61.2 million, compared to $45.9 million in 2005.

•	Acquisitions contributed approximately $213 million in Net Sales and $23 million to operating earnings for the year ended December 31, 2006.

Key financial highlights from continuing operations for the fourth quarter of 2006 included:

•	Net sales of $541 million, an increase of 7.6 percent, compared to the $503 million recorded in the fourth quarter of 2005.

•
Operating earnings of $37.6 million, compared to $69.7 million in the fourth quarter of 2005. Operating earnings for the fourth quarter of 2006 includes $11.4 million, net other expense as described in Note B to the Unaudited Condensed Consolidated Summary of Operations.

•	Depreciation and amortization expense of $17.0 million, compared to $11.6 million in last year’s fourth quarter.

As of December 31, 2006, Nortek had approximately $57 million in unrestricted cash and cash equivalents and had $10 million of borrowings outstanding under its $200-million revolving credit facility.

On December 12, 2006, Nortek acquired Gefen, Inc. (“Gefen”) of Woodland Hills, California, to expand its technology products offering. Gefen designs and sells audio and video products which extend, switch, distribute and convert signals in a variety of formats, including high definition for both the residential and commercial markets.

On November 11, 2006, Nortek acquired Zephyr Corporation and Pacific Zephyr Range Hood, Inc. (“Zephyr” and “Pacific”) each located in San Francisco, California. Zephyr and Pacific design and sell upscale built-in kitchen range hoods for residential properties.

Nortek* (a wholly owned subsidiary of Nortek Holdings, Inc., which is a wholly owned subsidiary of NTK Holdings, Inc.) is a leading diversified manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products. Nortek offers a broad array of products including: range hoods, bath fans, indoor air quality systems, medicine cabinets and central vacuums, heating and air conditioning systems, and home technology offerings, including audio, video, access control, security and other products.

*As used herein, the term “Nortek” refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth and product liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission.
# # #

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the fourth quarter ended		For the year ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Dollar amounts in millions)

Net Sales	$541.1	$503.4	$2,218.4	$1,959.2

Costs and Expenses:
Cost of products sold	378.9	340.3	1,547.3	1,361.4
Selling, general and administrative expense, net (see Note B)	115.9	88.2	379.2	342.3
Amortization of intangible assets	8.7	5.2	24.9	18.3
	503.5	433.7	1,951.4	1,722.0
Operating earnings	37.6	69.7	267.0	237.2
Interest expense	(29.7)	(26.4)	(115.6)	(102.4)
Investment income	0.6	0.7	2.2	1.8
Earnings before provision for income taxes	8.5	44.0	153.6	136.6
Provision for income taxes	8.2	20.5	63.9	56.1
Net earnings	$0.3	$23.5	$89.7	$80.5

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

(A)
The unaudited condensed consolidated summary of operations includes the accounts of Nortek, Inc. and all of its wholly-owned subsidiaries (individually and collectively, the “Company” or “Nortek”), after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflects all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented. It is suggested that this unaudited condensed consolidated summary of operations be read in conjunction with the consolidated financial statements and the notes included in the Company's latest annual report on Form 10-K and its Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

(B)
For the fourth quarter and year ended December 31, 2006, the Company’s results of operations include the following (income) and expense items recorded in cost of products sold and selling, general and administrative expense, net in the accompanying unaudited condensed consolidated statement of operations:

	For the fourth quarter December 31, 2006 *		For the year ended December 31, 2006 *
	(Amounts in millions)

Gain from curtailment of post-retirement medical and life insurance benefits	$	---	$(35.9)
NuTone restructuring costs (1)		(0.6)	3.5
Losses related to certain suppliers based in Italy and Poland		16.0	16.0
Compensation reserve adjustment		(3.5)	(3.5)
Product safety upgrade reserves in the RVP and HTP segments (2)		(1.7)	3.8
Gain on settlement of litigation in the HVAC segment		---	(1.6)
Reserve for amounts due from a customer in China related to a Chinese construction project, net of minority interest		1.2	1.2
		$11.4	$(16.5)

                                     *   Unless otherwise indicated, all items noted in the above table have been recorded in selling, general and administrative expense, net in the accompanying unaudited condensed consolidated statement of operations.

(1)  For the fourth quarter ended December 31, 2006, the gain of approximately $0.6 million related to the reduction of the NuTone restructuring accrual was recorded in selling, general and administrative expense, net. For the year ended December 31, 2006, approximately, $1.8 million of the NuTone restructuring costs was recorded in cost of products sold and approximately $1.7 million was recorded in selling, general and administrative expense, net.

(2)  The RVP and HTP segments recorded these product safety upgrade reserves in cost of products sold. In the fourth quarter of 2006, the HTP segment recorded an approximate $1.7 million reduction to its product safety upgrade reserve originally provided in the second quarter of 2006.

Certain sole source suppliers of various material components to the Company’s kitchen range hood subsidiaries based in Italy and Poland experienced financial difficulties in January 2007. The Company is working and will continue to work closely with these suppliers to help them in meeting the supply needs of these subsidiaries for the foreseeable future. The Company has not experienced any significant difficulties in its production or shipments to its customers as a result of these suppliers’ difficulties in maintaining its production as of March 30, 2007. However, there can be no assurance that the Company will be able to continue to prevent a disruption in the supply of such material components or be able to find alternative suppliers. Should these suppliers be unable to continue in operation and the Company is unable to find alternative suppliers for a lengthy period of time, the Company could experience a material adverse effect on its operations. These subsidiaries based in Italy and Poland accounted for approximately 7% of the Company’s consolidated net sales and 5%, before the loss described below, of consolidated operating earnings for the year ended December 31, 2006 and accounted for approximately 7% of the Company’s consolidated net sales and 4% of consolidated operating earnings for the year ended December 31, 2005 and approximately 6.5% and 6.3% of consolidated assets at December 31, 2006 and 2005, respectively. The Company recorded approximately $16.0 million of estimated losses in the RVP segment in the fourth quarter of 2006 in selling, general and administrative expense, net resulting from the unlikelihood that these suppliers will be able to repay advances from our subsidiaries based in Italy and Poland and amounts due under other arrangements. While the Company has recorded its best estimate of the losses related to these suppliers, the actual losses may be different than the amounts recorded at December 31, 2006.

(C)
The Company uses EBITDA as both an operating performance and liquidity measure. Operating performance measure disclosures with respect to EBITDA are provided below. Refer to Note D for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net earnings (loss). EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure. The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net earnings (loss) for a more complete analysis of the Company’s profitability, as net earnings (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies. In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance. The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies. The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions. The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with acquisitions, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors. The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this summary of operations for a complete evaluation of the Company’s operating performance.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the fourth quarter ended December 31, 2006 and 2005:

	For the fourth quarter ended
	December 31,
	2006	2005
	(Dollar amounts in millions)

Net earnings (1), (2)	$0.3	$23.5
Provision for income taxes	8.2	20.5
Interest expense	29.7	26.4
Investment income	(0.6)	(0.7)
Depreciation expense	8.2	6.3
Amortization expense	8.8	5.3
EBITDA	$54.6	$81.3

(1)  Net earnings include reserves of approximately $16.0 million related to estimated losses as a result of the unlikelihood that certain suppliers to our kitchen range hood subsidiaries based in Italy and Poland will be able to repay advances and amounts due under other arrangements and a gain of approximately $0.6 million related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility in the RVP segment for the fourth quarter ended December 31, 2006. Net earnings include a decrease in warranty expense of approximately $1.7 million related to a product safety upgrade in the HTP segment for the fourth quarter ended December 31, 2006. Net earnings include a charge of approximately $1.2 million, net of minority interest of approximately $0.8 million, related to a reserve for amounts due from a customer in China related to a Chinese construction project in the HVAC segment for the fourth quarter ended December 31, 2006. Net earnings include an approximate $3.5 million reduction of a compensation accrual originally provided in 2004 that was determined to be no longer required and a non-cash foreign exchange gain of approximately $0.8 million related to intercompany debt not indefinitely invested in the Company’s subsidiaries, which is included in Unallocated, for the fourth quarter ended December 31, 2006.

(2)  Net earnings include a non-cash foreign exchange loss of approximately $0.2 million related to intercompany debt not indefinitely invested in the Company’s subsidiaries in the RVP segment for the fourth quarter ended December 31, 2005. Net earnings include a gain of approximately $1.6 million related to the sale of a corporate office building of one of the Company’s subsidiaries in the HTP segment for the fourth quarter ended December 31, 2005.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the year ended December 31, 2006 and 2005:

	For the year ended
	December 31,
	2006	2005
	(Dollar amounts in millions)

Net earnings (1), (2)	$89.7	$80.5
Provision for income taxes	63.9	56.1
Interest expense	115.6	102.4
Investment income	(2.2)	(1.8)
Depreciation expense	33.0	26.7
Amortization expense	28.2	19.2
EBITDA	$328.2	$283.1

(1)  Net earnings include an approximate $35.9 million curtailment gain related to post-retirement medical and life insurance benefits, reserves of approximately $16.0 million related to estimated losses as a result of the unlikelihood that certain suppliers to our kitchen range hood subsidiaries based in Italy and Poland will be able to repay advances and amounts due under other arrangements, an approximate $3.5 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility and an increase in warranty expense in the first quarter of 2006 of approximately $1.5 million related to a product safety upgrade in the RVP segment for the year ended December 31, 2006. Net earnings include an increase in warranty expense of approximately $2.3 million related to a product safety upgrade in the HTP segment for the year ended December 31, 2006. Net earnings include an approximate $1.6 million gain related to the favorable settlement of litigation and a charge of approximately $1.2 million, net of minority interest of approximately $0.8 million, related to a reserve for amounts due from a customer in China related to a Chinese construction project in the HVAC segment for the year ended December 31, 2006. Net earnings include an approximate $3.5 million reduction of a compensation accrual originally provided in 2004 that was determined to be no longer required, a non-cash foreign exchange gain of approximately $1.2 million related to intercompany debt not indefinitely invested in the Company’s subsidiaries and approximately $0.3 million of stock-based compensation charges, which is included in Unallocated, for the year ended December 31, 2006.

(2)  Net earnings include a non-cash foreign exchange loss of approximately $1.2 million related to intercompany debt not indefinitely invested in the Company’s subsidiaries in the RVP segment for the year ended December 31, 2005. Net earnings include a gain of approximately $1.6 million related to the sale of a corporate office building of one of the Company’s subsidiaries in the HTP segment for the year ended December 31, 2005. Net earnings include approximately $0.3 million of stock-based compensation charges, which is included in Unallocated, for the year ended December 31, 2005.

(D)
The Company uses EBITDA as both a liquidity and operating performance measure. Liquidity measure disclosures with respect to EBITDA are provided below. Refer to Note C for operating performance measure disclosures with respect to EBITDA and a reconciliation from net earnings (loss) to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of cash flow under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities. EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance. The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation. The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation. The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units’ cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital. EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions. In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance. The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment of cash flow ability and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization. The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies. The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed earlier in this summary of operations for a complete evaluation of the Company’s cash flow performance.

The following table presents a reconciliation from net cash used in operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA for the year ended December 31, 2006 and 2005:

	For the year ended
	December 31,
	2006	2005
	(Dollar amounts in millions)

Net cash provided by operating activities	$148.0	$128.5
Cash used by working capital and
other long-term asset and liability changes	(2.2)	11.4
Non-cash interest expense, net	(5.3)	(5.3)
Non-cash stock-based compensation	(0.3)	(0.3)
Gain from curtailment of post-retirement medical benefits	35.9	---
Compensation reserve adjustment	3.5	---
(Loss) / gain on sale of property and equipment	(1.3)	1.6
Deferred federal income tax provision	(27.4)	(9.5)
Provision for income taxes	63.9	56.1
Interest expense	115.6	102.4
Investment income	(2.2)	(1.8)
EBITDA (1)	$328.2	$283.1

(1)  EBITDA includes an approximate $35.9 million curtailment gain related to post-retirement medical and life insurance benefits, reserves of approximately $16.0 million related to estimated losses as a result of the unlikelihood that certain suppliers to our kitchen range hood subsidiaries based in Italy and Poland will be able to repay advances and amounts due under other arrangements, an approximate $3.5 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility and an increase in warranty expense in the first quarter of 2006 of approximately $1.5 million related to a product safety upgrade in the RVP segment for the year ended December 31, 2006. EBITDA includes an increase in warranty expense of approximately $2.3 million related to a product safety upgrade in the HTP segment for the year ended December 31, 2006. EBITDA includes an approximate $1.6 million gain related to the favorable settlement of litigation and a charge of approximately $1.2 million, net of minority interest of approximately $0.8 million, related to a reserve for amounts due from a customer in China related to a Chinese construction project in the HVAC segment for the year ended December 31, 2006. EBITDA includes an approximate $3.5 million reduction of a compensation accrual originally provided in 2004 that was determined to be no longer required and a non-cash foreign exchange gain of approximately $1.2 million related to intercompany debt not indefinitely invested in the Company’s subsidiaries, which is included in Unallocated, for the year ended December 31, 2006.

EBITDA includes a non-cash foreign exchange loss of approximately $1.2 million related to intercompany debt not indefinitely invested in the Company’s subsidiaries in the RVP segment for the year ended December 31, 2005. EBITDA includes a gain of approximately $1.6 million related to the sale of a corporate office building of one of the Company’s subsidiaries in the HTP segment for the year ended December 31, 2005.

EBITDA includes approximately $0.3 million of stock-based compensation charges recorded in each of the years ended December 31, 2006 and 2005, respectively.